Exhibit 99.1

FOR IMMEDIATE RELEASE

Aimmune Therapeutics Enters Definitive Agreement with

Sociétés des Produits Nestlé S.A., Part of Nestlé Health Science

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Sociétés des Produits Nestlé S.A., part of Nestlé Health Science, to acquire Aimmune for $34.50 per share in cash, representing a total equity value of $2.6 Billion and a 174% premium to Aimmune’s closing price on August 28, 2020

•	Aimmune’s PALFORZIA® [Peanut (Arachis hypogaea) Allergen Powder-dnfp] is the world’s first approved treatment for peanut allergy

•	Transaction expected to be completed in the fourth quarter of 2020

Brisbane, CA, August 31, 2020 – Aimmune Therapeutics Inc. (Nasdaq: AIMT), a biopharmaceutical company developing and commercializing treatments for potentially life-threatening food allergies, today announced that it has entered into a definitive agreement for Sociétés des Produits Nestlé, S.A. to acquire Aimmune for $34.50 per share in an all-cash transaction, implying a fully-diluted equity value of $2.6 billion. Sociétés des Produits Nestlé, S.A. is a part of Nestlé Health Science (NHSc) and a wholly owned subsidiary of Nestlé S.A. The agreement was unanimously approved by all of the independent members of the Board of Directors of Aimmune. Greg Behar, CEO of Nestlé Health Sciences and an Aimmune Director, abstained due to his position with Nestlé Health Science.

“The agreement with Nestlé recognizes the value created by years of commitment and dedication to our mission by the team at Aimmune. Delivering PALFORZIA, the world’s first treatment for food allergy, is a game-changing proposition in the bio pharmaceutical industry and is transformative for the lives of millions of people living with potentially life-threatening peanut allergy,” said Jayson Dallas, MD, President and Chief Executive Officer of Aimmune. “This acquisition provides strong value for our shareholders and ensures a level of support for PALFORZIA and our pipeline that will further enhance their potential for patients around the world living with food allergies. Aimmune appreciates the continued strong collaboration with Nestlé Health Science dating back to 2016 through their support as a shareholder and board member, as well as through their consumer/nutrition strength and experience. Their extensive capabilities and global reach, as well as their alignment with our vision of pioneering treatments and solutions for food allergies, are a strong fit for our company.”

“This transaction brings together Nestlé’s nutritional science leadership with one of the most innovative companies in food allergy treatment,” said Nestlé Health Science CEO Greg Behar. “Together, we will be able to create a world leader in food allergy prevention and treatment and offer a wide range of solutions that can transform the lives of people around the world living with food allergies.”

The transaction is expected to close in the fourth quarter of 2020, pending the satisfaction of all conditions to the completion of the tender offer. Until that time, Aimmune will continue to operate as a separate and independent company.

Aimmune’s financial advisors are J.P. Morgan Securities LLC and Lazard. Latham & Watkins LLP is acting as legal counsel for Aimmune.

Transaction Details

Under the terms of the merger agreement, Nestlé S.A.’s wholly-owned subsidiary, Société des Produits Nestlé S.A. (SPN), will commence a cash tender offer to acquire all outstanding shares of Aimmune common stock that are not already owned by NHSc for $34.50 per share in cash, and Aimmune agreed to file a recommendation statement containing the unanimous recommendation of the independent members of the Aimmune board that Aimmune stockholders tender their shares to SPN. Following the completion of the tender offer, Nestlé expects to promptly consummate a merger of Aimmune with a subsidiary of SPN, in which shares of Aimmune that have not been tendered in the tender offer will be acquired by SPN and converted into the right to receive the same cash price per share as paid in the tender offer.

The closing of the tender offer is subject to customary closing conditions, including the tender of a majority of outstanding Aimmune shares on a fully diluted basis which shall include the shares of Aimmune common stock currently held by Nestlé and its affiliates and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and antitrust approvals in Germany. The merger agreement includes customary termination provisions for both Aimmune and Nestlé.

INDICATION

PALFORZIA is an oral immunotherapy indicated for the mitigation of allergic reactions, including anaphylaxis, that may occur with accidental exposure to peanut. PALFORZIA is approved for use in patients with a confirmed diagnosis of peanut allergy. Initial Dose Escalation may be administered to patients aged 4 through 17 years. Up-Dosing and Maintenance may be continued in patients 4 years of age and older.

PALFORZIA is to be used in conjunction with a peanut-avoidant diet.

Limitations of Use: Not indicated for the emergency treatment of allergic reactions, including anaphylaxis.

IMPORTANT SAFETY INFORMATION

Boxed WARNING:

PALFORZIA can cause anaphylaxis, which may be life threatening and can occur at any time during PALFORZIA therapy.

Prescribe injectable epinephrine, instruct and train patients on its appropriate use, and instruct patients to seek immediate medical care upon its use.

Do not administer PALFORZIA to patients with uncontrolled asthma.

Dose modifications may be necessary following an anaphylactic reaction.

Observe patients during and after administration of the Initial Dose Escalation and the first dose of each Up-Dosing level, for at least 60 minutes.

PALFORZIA is available only through a restricted program called the PALFORZIA REMS.

CONTRAINDICATIONS

PALFORZIA is contraindicated in patients with uncontrolled asthma, or with a history of eosinophilic esophagitis and other eosinophilic gastrointestinal disease.

WARNINGS AND PRECAUTIONS

Anaphylaxis

PALFORZIA can cause anaphylaxis, which may be life threatening. PALFORZIA is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the PALFORZIA REMS because of the risk of anaphylaxis. Only prescribers, healthcare settings, pharmacies, and patients certified and enrolled in the REMS Program can prescribe, receive, dispense or administer PALFORZIA.

Anaphylaxis has been reported during all phases of PALFORZIA dosing, including Maintenance and in subjects who have undergone recommended Up-Dosing and dose modification procedures.

Do not initiate PALFORZIA treatment in a patient who has had severe or life-threatening anaphylaxis within the previous 60 days. PALFORZIA may not be suitable for patients with certain medical conditions that may reduce the ability to survive anaphylaxis, including but not limited to markedly compromised lung function, severe mast cell disorder, or cardiovascular disease. In addition, PALFORZIA may not be suitable for patients taking medications that can inhibit or potentiate the effects of epinephrine.

All Initial Dose Escalation doses and the first dose of each Up-Dosing level must be administered in a certified health care setting.

Patients may be more likely to experience allergic reactions following PALFORZIA administration in the presence of cofactors such as exercise, hot water exposure, intercurrent illness (e.g., viral infection), or fasting. Other potential cofactors may include menstruation, sleep deprivation, nonsteroidal anti-inflammatory drug use, or uncontrolled asthma. Patients should be proactively counseled about the potential for the increased risk of anaphylaxis in the presence of these cofactors. If possible, adjust the time of dosing to avoid these cofactors. If it is not possible to avoid these cofactors, consider withholding PALFORZIA temporarily.

Asthma

Uncontrolled asthma is a risk factor for a serious outcome, including death, in anaphylaxis. Ensure patients with asthma have their asthma under control prior to initiation of PALFORZIA.

PALFORZIA should be temporarily withheld if the patient is experiencing an acute asthma exacerbation. Following resolution of the exacerbation, resumption of PALFORZIA should be undertaken cautiously. Re-evaluate patients who have recurrent asthma exacerbations and consider discontinuation of PALFORZIA.

Eosinophilic Gastrointestinal Disease

Discontinue PALFORZIA and consider a diagnosis of eosinophilic esophagitis in patients who experience severe or persistent gastrointestinal symptoms, including dysphagia, vomiting, nausea, gastroesophageal reflux, chest pain, or abdominal pain.

Gastrointestinal Adverse Reactions

Gastrointestinal adverse reactions were commonly reported in PALFORZIA-treated subjects, and dose modification should be considered for patients who report these reactions. For severe or persistent gastrointestinal symptoms consider a diagnosis of eosinophilic esophagitis.

ADVERSE REACTIONS

The most common adverse events reported in subjects treated with PALFORZIA (incidence ≥ 5% and ≥ 5% than placebo) are abdominal pain, vomiting, nausea, oral pruritus, oral paresthesia, throat irritation, cough, rhinorrhea, sneezing, throat tightness, wheezing, dyspnea, pruritus, urticaria, anaphylactic reaction, and ear pruritus.

Please see full Prescribing Information, including Boxed WARNING, and Medication Guide at www.PALFORZIA.com.

For more information about PALFORZIA, please call 1-844-PALFORZ (1-844-725-3679) or visit www.PALFORZIA.com.

About Aimmune

Aimmune Therapeutics, Inc. is a biopharmaceutical company developing and commercializing treatments for potentially life-threatening food allergies. With a mission to improve the lives of people with food allergies, Aimmune is developing and commercializing oral treatments for potentially life-threatening food allergies. The Company’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to provide meaningful levels of protection against allergic reactions resulting from accidental exposure to food allergens by desensitizing patients with defined, precise amounts of key allergens. Aimmune has one FDA-approved medicine for peanut allergy and other investigational therapies in development to treat other food allergies. For more information, please visit www.aimmune.com.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities of Aimmune Therapeutics, Inc. (“Aimmune”). The solicitation and the offer to purchase shares of Aimmune’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Sociétés des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”) and SPN MergerSub, Inc., a Delaware corporation (“Merger Sub”) intend to file with the Securities and Exchange Commission (“SEC”). In addition, Aimmune will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3 transaction statement, in each case with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Nestlé, Merger Sub and Aimmune with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Aimmune under the “Investors & Media” section of Aimmune’s website at www.aimmune.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT OF AIMMUNE, AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include without limitation statements regarding the planned completion of the transactions contemplated by the Agreement and Plan of Merger dated as of August 29, 2020 by and among Aimmune, Merger Sub and Nestlé. Additional statements include, but are not limited to, statements regarding: Aimmune’s expectations regarding the potential benefits of PALFORZIA; Aimmune’s expectations regarding the potential commercial launch of PALFORZIA; and Aimmune’s expectations regarding potential applications of the CODIT approach to treating life-threatening food allergies.

Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of Aimmune stockholders tendering their shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to Aimmune’s business, including the risks and uncertainties detailed in Aimmune’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Merger Sub and Nestlé, the Solicitation/Recommendation Statement and the Schedule 13E-3 transaction statement to be filed by Aimmune in connection with the tender offer. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements regarding Aimmune’s business may include: the expectation that Aimmune will need additional funds to finance its operations; Aimmune’s dependence on the success of PALFORZIA; Aimmune’s ability to build a commercial field organization and distribution network; the degree of acceptance of PALFORZIA among physicians, patients, healthcare payors, patient advocacy groups and the general medical community; Aimmune’s ability to obtain favorable coverage and reimbursement from third-party payors for PALFORZIA; Aimmune’s reliance on third parties for the manufacture of PALFORZIA; Aimmune’s ability to implement and comply with the REMS for PALFORZIA; possible regulatory developments in the United States and foreign countries; and Aimmune’s ability to attract and retain senior management personnel.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Aimmune undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

This press release concerns PALFORZIA, which has been approved for marketing by the FDA in the United States and has not been approved for marketing by the EMA or Swissmedic. PALFORZIA in Europe is currently limited to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

PALFORZIA®, AIMMUNE®, AIMMUNE THERAPEUTICS® and CODIT™ are trademarks of Aimmune Therapeutics, Inc.

Contacts:

Investors: DeDe Sheel (917) 834-1494 dsheel@aimmune.com	Media: Jodi Sievers (650) 823-3253 jsievers@aimmune.com

Julie Normant
(559) 947-3245 jnormant@w2ogroup.com

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